NAME OF REGISTRANT:
Franklin Global Trust
File No. 811-10157

EXHIBIT ITEM NO. 77Q1(a): COPIES OF ANY
MATERIAL AMENDMENTS TO THE REGISTRANT'S
CHARTER OR BY-LAWS


CERTIFICATE OF AMENDMENT
TO
AGREEMENT AND DECLARATION OF TRUST
OF
FRANKLIN GLOBAL TRUST


The undersigned certify that:

1. They constitute a majority of the
Board of Trustees of Franklin Global
Trust (the "Trust").

Pursuant to Article VIII, Section 8.04
of the Agreement and Declaration of
Trust of the Trust ("Trust
Agreement"), they hereby adopt the
following amendment to Article IV,
Section 4.03 of the Trust Agreement
by amending the last clause of the
fourth sentence of Section 4.03 to
read as follows:

and in general delegate such
authority as they consider desirable
to any Trustee or officer of the
Trust, to any committee of the
Trustees and to any agent or
employee of the Trust or to any
such custodian, transfer or shareholder
servicing agent, or Principal
Underwriter.

	IN WITNESS WHEREOF, the Trustees
named below do hereby set their hands
as of the 13th  day of July 2006.


/s/Harris J. Ashton_
  Harris J. Ashton

/s/Rupert H. Johnson, Jr._
  Rupert H. Johnson, Jr.
/s/Harmon E. Burns_
  Harmon E. Burns

/s/Frank W.T. LaHaye_
  Frank W.T. LaHaye

/s/Robert F. Carlson_
  Robert F. Carlson
/s/Gordon S. Macklin_
  Gordon S. Macklin

/s/S. Joseph Fortunato_
  S. Joseph Fortunato

/s/Frank A. Olson_
  Frank A. Olson
/s/Edith E. Holiday_
  Edith E. Holiday

/s/John B. Wilson_
  John B. Wilson
/s/Charles B. Johnson_
  Charles B. Johnson